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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 14, 2005

DPL Inc.
(Exact Name of Registrant as Specified in Its Charter)

Ohio (State or Other Jurisdiction of Incorporation)	1-9052 (Commission File Number)	31-1163136 (IRS Employer Identification No.)
1065 Woodman Drive, Dayton, Ohio 45432 (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (937) 224-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

        On July 14, 2005, DPL Inc. (the "Company") announced the commencement of three partial tender offers for the Company's 8.125% Capital Securities due 2031, 6.875% Senior Notes due 2011 and 8.0% Senior Notes due 2009 for a maximum aggregate purchase price of up to $246 million. The offers are being made upon the terms and subject to the conditions set forth in the Offer to Purchase dated July 14, 2005.

        The Company announced that it will use a portion of the proceeds from the sale of its private equity portfolio to fund the tender offers. Such proceeds have also been used to redeem the Company's 7.83% Senior Notes due July 2007 in the amount of $39 million. Additionally, the Company stated that it has delivered a notice to the trustee for the Company's 8.25% Senior Notes due March 2007 stating that it intends to redeem an aggregate principal amount of $200 million of such notes.

        A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01(c).    Exhibits.

        99.1 Press Release of DPL Inc., dated July 14, 2005.

Signature

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPL Inc.
Date: July 19, 2005
/s/ JAMES V. MAHONEY Name: James V. Mahoney Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)
99.1	Press Release of DPL Inc., dated July 14, 2005.	E

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EXHIBIT INDEX